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EXHIBIT 10.23

                NON-QUALIFIED STOCK OPTIONS
                      Summary of Terms

Date of Grant:      September 24, 1998

Exercise Price:     NYSE Closing Price on Grant Date - $14.625

Exercisable:        25% - September 24, 2001
                    25% - September 24, 2002
                    25% - September 24, 2003
                    25% - September 24, 2004

Expiration Date:    September 23, 2008

Acceleration:       Award becomes fully exercisable upon:

                    (a) Death of Optionee (exercisable for three years)
                    (b) Optionee's total and permanent disability (exercisable for three years)
                    (c) Optionee's voluntary termination after age 62 (exercisable for three years)
                    (d) Involuntary termination of Optionee, other than for cause (exercisable for six months)
                    (e)  A change in control of the Company
                         (exercisable for six months after
                         Optionee's voluntary or involuntary
                         termination following a change in control)

Forfeiture:         All shares not exercisable at the time of the
                    declaration of forfeiture are forfeited upon:

                    (a)  Optionee's termination for cause
                    (b) Optionee's voluntary termination prior to age 62
                    (c)  Optionee engaging in any activity or
                         conduct contrary to the best interests of the Company
                    (d) Optionee engaging in competition with the Company

Change in Control:  In a change of control in which Ralcorp is not the survivor, recipients would be entitled to be paid, in cash, the spread between the strike price and the merger consideration or tender offer price.